UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

Health Management Associates, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 30, 2004, Health Management Associates, Inc. (the “Company”) entered into an indenture (the “Indenture”) with Wachovia Bank, National Association (the “Trustee”), in connection with the Company’s offer to exchange (the “Exchange Offer”) the Company’s Zero-Coupon Convertible Senior Subordinated Notes due 2022 (the “Old Notes”) for the Company’s Exchange Zero-Coupon Convertible Senior Subordinated Notes due 2022 (the “New Notes”). The Exchange Offer expired at 12 midnight, New York City time, on December 28, 2004. Pursuant to the Exchange Offer, approximately $329,828,000 aggregate principal amount at maturity, representing approximately 99.95 percent, of the Old Notes were exchanged for an equal principal amount at maturity of New Notes.

On December 30, 2004, the New Notes were issued pursuant to the Indenture. The Company did not receive any proceeds from the issuance of the New Notes.

The New Notes were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof. The Company did not pay any commission or other remuneration to any broker, dealer, salesperson, or other person for soliciting tenders of Old Notes. The Company instructed its agents and advisors not to solicit exchanges in connection with the Exchange Offer or to make any recommendation with respect to acceptance or rejection of the Exchange Offer.

The New Notes were offered at a substantial discount from their principal amount at maturity. Each New Note of $1,000 principal amount at maturity was deemed to have been issued at an issue price of $839.78 (calculated from January 28, 2002, the date of issuance of the Old Notes). Except as described below, the Company will not make periodic cash payments of interest on the New Notes.

The Company will pay contingent interest to the holders of New Notes during any six-month period from January 28 to July 27 and from July 28 to January 27, commencing with the six-month period beginning January 28, 2007, if the Average New Note Price (as defined in the Indenture) for the Applicable Five Trading Day Period (as defined in the Indenture) equals 120% or more of the Accreted Value (as defined in the Indenture) of such New Notes on the day immediately preceding the beginning of the relevant six-month period. The amount of contingent interest payable per New Note in respect of any six-month period will equal 0.125% of the Average New Note Price for the Applicable Five Trading Day Period.

From and after the occurrence of a Tax Event (as defined in the Indenture), at the Company’s option, the New Notes will cease to accrue original issue discount, and cash interest will accrue on each New Note from the date on which the Company exercises such option at the rate of 0.875% per year on the Restated Principal Amount (i.e., the Accreted Value of the New Notes on the later of the date of the Tax Event and the date the Company exercises such option) and shall be payable semi-annually on the interest payment dates of July 28 and January 28 of each year to holders of record at the close of business on each regular record date immediately preceding such interest payment date.

Holders may convert their New Notes at any time prior to the close of business on January 28, 2022 if the average per share Sale Price (as defined in the Indenture) of the Company’s class A common stock for 20 of the 30 trading days immediately prior to the Conversion Date (as defined in the Indenture) is equal to or greater than 120% of the Accreted Value of a New Note, divided by the conversion rate.

Holders may also convert New Notes regardless of the Sale Price of the Company’s class A common stock, in multiples of $1,000 principal amount at maturity, at any time if:

•	on the Conversion Date, the credit rating assigned to the New Notes by Moody’s Investor Service, Inc. and Standard & Poor’s Ratings Group are Ba1 and BB+, respectively, or lower, or the New Notes are no longer rated by these two ratings services or ratings by these ratings services are suspended; provided, however, a holder may not convert New Notes in reliance on this provision until the earlier of (a) the date the New Notes are first rated by both Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Group and (b) 30 calendar days from the date the New Notes are issued;

•	the Company calls the New Notes for redemption;

•	the Company makes specified distributions to the Company’s shareholders; or

•	the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Company’s class A common stock would be converted into cash or property (other than securities).

Upon conversion, the Company will deliver, for each New Note, consideration having a value equal to the product of the conversion rate (32.1644, subject to adjustment) multiplied by the Applicable Stock Price (as defined in the Indenture). This consideration (the “Conversion Value”) will be paid in cash (the “Required Cash Amount”) in an amount equal to the lesser of (a) the Accreted Value on the Conversion Date and (b) the product of the conversion rate multiplied by the Applicable Stock Price and the remainder, if any, will be paid, at the Company’s election, in cash, shares of the Company’s class A common stock or a combination thereof. The Company will give notice no later than two business days after the Conversion Date to holders who convert at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating whether the Company will pay the Conversion Value in excess of the Required Cash Amount in cash, in common stock or in a combination thereof, specifying the percentages of the Conversion Value. If a portion of the consideration is to be paid in shares of the Company’s class A common stock, the number of shares to be delivered will equal (a)(i) the conversion rate multiplied by the Applicable Stock Price, minus (ii) the total of the Required Cash Amount and any additional cash paid as consideration, divided by (b) the Applicable Stock Price.

The conversion rate may be adjusted under certain circumstances, but will not be adjusted for increases in Accreted Value or accrued and unpaid interest.

The Company may not redeem the New Notes before January 28, 2007. The Company may, at any time on or after January 28, 2007, redeem for cash all or a portion of the New Notes at their Accreted Value, plus accrued and unpaid interest, if any.

Holders may require the Company to purchase their New Notes on any one of the following dates at the following purchase prices plus accrued and unpaid interest, if any:

•	on January 28, 2005 at a price of $862.07 per New Note;

•	on January 28, 2006 at a price of $869.62 per New Note;

•	on January 28, 2007 at a price of $877.25 per New Note;

•	on January 28, 2012 at a price of $916.40 per New Note; and

•	on January 28, 2017 at a price of $957.29 per New Note.

The Company will pay cash for all New Notes so purchased.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) before January 28, 2007, involving the Company, each holder may require the Company to purchase all or a portion of such holder’s New Notes. The purchase price will be equal to the Accreted Value of the New Notes on the date of purchase, plus accrued and unpaid interest, if any. The Company will pay the purchase price for any New Notes which holders require the Company to purchase upon a Fundamental Change in cash.

The New Notes are the Company’s general unsecured obligations and are subordinated in right of payment to all the Company’s existing and future indebtedness that is not, by its terms, expressly subordinated or pari passu in right of payment to the New Notes. The New Notes are subordinated in right of payment to all Senior Indebtedness (as defined in the Indenture), which includes indebtedness under the Company’s revolving credit facility.

The Company maintains ordinary banking and trust relationships with the Trustee and its affiliates. The Trustee is a lender under the Company’s revolving credit facility and is also the trustee under other indentures relating to certain of the Company’s outstanding indebtedness.

The description of the provisions of the Indenture set forth above is qualified in its entirety by reference to the full and complete terms contained in the Indenture, which is filed as exhibit 4.1 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as a part of this Form 8-K:

Exhibit No.	Description
4.1	Indenture, dated as of December 30, 2004, between Health Management Associates, Inc. and Wachovia Bank, National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: December 30, 2004	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and
Chief Financial Officer